UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

COMMUNITY CENTRAL BANK CORPORATION (Exact name of registrant as specified in its charter)

Michigan State or other jurisdiction of incorporation)	000-33373 (Commission File No.)	38-3291744 (IRS Employer Identification Number)

100 North Main Street, P.O. Box 7, Mount Clemens, MI 48046-0007 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (586) 783-4500

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2007, the Board of Directors of Community Central Bank Corporation (the “Corporation”) approved amendments to Article X of the Corporation’s bylaws to allow for the issuance of uncertificated shares of the Corporation’s stock, in order to comply with rules adopted by the NASDAQ Stock Market that require listed companies to be eligible for a direct registration system (“DRS”) by January 1, 2008. A DRS permits a shareholder’s ownership to be recorded and maintained on the books of the issuer or its transfer agent without issuance of a physical stock certificate.  In addition, the Board approved amendments to Article II of the Corporation’s bylaws to give the Corporation greater flexibility with regard to providing notice of shareholder meetings and the means by which shareholders may vote by proxy.  A copy of the Corporation’s amended and restated bylaws is attached as Exhibit 3.1 to this report.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

3.1           Amended and Restated Bylaws of the Corporation

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CENTRAL BANK CORPORATION
Date: December 21, 2007	By:	/s/ Ray T. Colonius
Ray T. Colonius (Duly Authorized Officer) Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Corporation